Exhibit 10.1

EXECUTION COPY

OptimizeRx Corporation

STOCK PURCHASE AGREEMENT

September 24, 2015

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4.3	Investment Experience	12
4.4	Speculative Nature of Investment	12
4.5	Access to Data	12
4.6	Accredited Investor	13
4.7	Rule 144	13
4.8	Authorization	13
4.9	Brokers or Finders	13
4.10	Tax Advisors	13
4.11	General Solicitation	13
4.12	Short Sales and Confidentiality	14
SECTION 5 ADDITIONAL COVENANTS		14
5.1	Restrictive Legends	14
5.2	Reporting Status	14
5.3	Quotation	15
5.4	Adjustments in Share Numbers and Prices	15
5.5	Non-Public Information	15
SECTION 6 CONDITIONS TO INVESTOR’S OBLIGATIONS TO CLOSE		15
6.1	Representations and Warranties	15
6.2	Covenants	15
6.3	Qualifications	15
6.4	Closing Deliverables	16
SECTION 7 CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE		17
7.1	Representations and Warranties	17
7.2	Covenants	17
7.3	Compliance with Securities Laws	17
7.4	Qualifications	17
7.5	Closing Deliverables	17
SECTION 8 MISCELLANEOUS		18
8.1	Amendment	18
8.2	Notices	18
8.3	Governing Law; Jurisdiction; Waiver of Jury Trial	18
8.4	Expenses	19
8.5	Disclosure	19
8.6	Survival	19
8.7	Successors and Assigns	19
8.8	Entire Agreement	20
8.9	Delays or Omissions	20
8.10	Severability	20
8.11	Counterparts	20
8.12	Telecopy Execution and Delivery	20
8.13	Further Assurances	21
8.14	Attorney’s Fees	21

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SCHEDULES AND EXHIBITS

Schedule A: Definitions

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OptimizeRx Corporation

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of September 24, 2015 (“Effective Date”), and is by and among OptimizeRx Corporation, a Nevada corporation (the “Company”) and WPP Luxembourg Gamma Three Sarl, private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Investor”).

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, the Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 6,011,106 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”);

WHEREAS, the Company and the Investor wish to set forth the terms and conditions upon which the Company will sell, and the Investor will purchase the Shares; and

WHEREAS, unless otherwise specifically stated, the capitalized terms used herein have the meaning specified or referred to: (i) on Schedule A attached hereto, or (ii) in the text of this Agreement; and the rules of construction set forth on Schedule A for interpreting the provisions of this Agreement shall apply.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

AUTHORIZATION, SALE AND ISSUANCE

1.1         Authorization

The Company will, prior to the Closing (as defined below), authorize the sale and issuance of the Shares.

1.2         Sale and Issuance of Shares

Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor the Shares, at a cash purchase price per share equal to $0.7875, and the aggregate purchase price of Four Million, Seven Hundred and Thirty-Three Thousand, Seven Hundred and Forty-Six Dollars ($4,733,746.00) (the “Purchase Price”).

1.3         Use of Proceeds

The Company will use the proceeds from the Investor’s purchase of Shares for working capital and other business-related expenses.

SECTION 2

CLOSING DATES AND DELIVERY

2.1         Closing

The purchase, sale and issuance of the Shares (the “Closing”) shall take place at the offices of The Doney Law Firm, 4955 S. Durango Dr. Ste. 165, Las Vegas, NV 89113, on the Effective Date, or such other date as the Company and the Investor shall agree.

2.2         Delivery

Within five (5) business days following the Closing, the Company will deliver to the Investor a certificate registered in the Investor’s name representing the number of Shares that the Investor is purchasing against payment of the Purchase Price, by wire transfer in accordance with the Company’s instructions, provided that the Shares shall be, and shall for all purposes be deemed to have been, issued as of the date of the Closing.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the (i) the Company SEC Reports (as defined below) filed prior to the date of this Agreement (but excluding the disclosures in the “Risk Factors”, “Quantitative and Qualitative Disclosure about Market Risk” and “Cautionary Note Regarding Forward Looking Statements” sections of any such Company SEC Reports, as well as any other cautionary disclosure about forward-looking statements in such Company SEC Reports), or (ii) the Financial Statements (including the notes thereto) (collectively, the “Disclosure Materials”), the Company represents and warrants to the Investor as of the Effective Date as follows:

3.1         Organization; Standing and Power; Charter Documents; Subsidiaries

(a)           Organization; Standing and Power. The Company and each of its Subsidiaries (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)           Charter Documents. The Company has delivered or made available to the Investor a true and correct copy of the Company’s Amended and Restated Certificate of Incorporation (including any Certificate of Designations) and Amended and Restated Bylaws, each as amended to date (collectively, the “Company Charter Documents”) and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

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3.2         Subsidiaries and Investments

Except for OptimizeRx Corporation, a Michigan corporation, the Company does not, directly or indirectly, own any Equity Interests in any Person.

3.3         Capital Structure.

(a)           Capital Stock. The authorized capital stock of the Company is 510,000,000 shares which consists of: (i) 10,000,000 shares designated as Preferred Stock, par value $0.001 per share, of which none are issued and outstanding and (ii) 500,000,000 shares designated as Common Stock, par value $0.001 per share, of which 22,949,819 shares are issued and outstanding. Since June 30, 2015, the Company has not issued any shares of Common Stock, other than pursuant to the Company’s equity based compensation plans and arrangements (including stock option, stock award, stock appreciation or phantom stock plans) that have been disclosed in the Company SEC Reports (“Company Stock Plans”). All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws.  None of the Company’s outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights. Other than pursuant to the Company Stock Plans or in the Company’s SEC Reports, there are no: outstanding or authorized subscriptions, warrants, options, convertible securities or other rights granted by the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company, or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock.

(b)           Stock Options. As of the close of business on August 28, 2015: (i) 54,400 accounting fully diluted shares of Common Stock were subject to issuance pursuant to outstanding options to purchase or rights to purchase or acquire Common Stock (the “Company Options”) or stock grants under the Company Stock Plans, (ii)  325,000 shares of Common Stock were reserved for future issuance pursuant to Company Options available for grant under the Company Stock Plans and (iii) 5,500 accounting fully diluted shares of Common Stock were subject to issuance pursuant to outstanding options, rights or warrants to purchase Common Stock issued other than pursuant to the Company Stock Plans. Since the close of business on August 28, 2015 through the execution of this Agreement, no Company Options have been granted and no shares of Common Stock have been reserved for future issuance pursuant to Company Options or other equity-based awards available for grant under the Company Stock Plans. There are no outstanding or authorized stock appreciation, phantom stock or other similar rights (whether payable in stock, cash or other property) with respect to the Company.

3.4         Authority; No Conflicts; Necessary Consents.

(a)           Authority. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company to authorize this Agreement. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and general equity principles.

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(b)           No Conflicts. The execution, delivery and performance of this Agreement by the Company and the completion by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Contract, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) assuming the accuracy of the representations and warranties of the Investor set forth in Section 4, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected.

(c)           Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental or Regulatory Authority is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement and the performance of the Company of its obligations hereunder, except: (i) any filing of Form D under Regulation D under the Securities Act and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or “blue sky” laws and the securities laws of any foreign country.

3.5         Valid Issuance

The Shares are duly authorized and, when issued, sold, delivered and paid for in accordance with the terms and conditions of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear from all Liens, other than restrictions on transfer under state and/or federal securities laws. The issuance, sale and delivery of the Shares in accordance with the terms and conditions of this Agreement will not be subject to any preemptive rights or other similar rights of stockholders of the Company.

3.6         SEC Filings; Financial Statements

(a)           SEC Filings. The Company has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since August 28, 2015. The Company has filed with EDGAR on www.sec.gov, and the same is available to the Investor, true and complete copies of all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents are referred to herein as the “Company SEC Reports.” As of their respective dates, or, if amended or supplemented prior to the date of this Agreement, as of the date of such amendment or supplement, each Company SEC Report (i) complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Report and (ii) did not at the time it was filed (or became effective in the case of a registration statement), or if amended, supplemented or superseded by a filing prior to the date of this Agreement then on the date of such superseding filing, amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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The above representation is qualified by the Company’s Current Report on Form 8-K, filed on February 6, 2015, which stated that the Company’s financial statements for the quarter ended September 30, 2014 should not be relied upon. The Company represents that the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31,2014 were not impacted by this issue and are accurate and complete in all material respects. Moreover, the Company recently learned that it is required to amend its Form 10-K for the year ended December 31, 2014 and the Company’s Form S-1 filed on May 4, 2015 made effective June 16, 2014 to add a minor revision to the audit report of KLJ & Associates, LLP clarifying that the audit covers the restated financials of 2013 that has no effect on the opinion itself or the financial statements covered thereunder.

(b)           Financial Statements. The financial statements of the Company included in the Company SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if an amendment with respect to any such document was filed, when such amendment was filed). The Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in the Financial Statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

The above representation is qualified by the Company’s Current Report on Form 8-K, filed on February 6, 2015, which stated that the Company’s financial statements for the quarter ended September 30, 2014 should not be relied upon. The Company represents that the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31,2014 were not impacted by this issue and are accurate and complete in all material respects. Moreover, the Company recently learned that it is required to amend its Form 10-K for the year ended December 31, 2014 and the Company’s Form S-1 filed on May 4, 2015 made effective June 16, 2014 to add a minor revision to the audit report of KLJ & Associates, LLP clarifying that the audit covers the restated financials of 2013 that has no effect on the opinion itself or the financial statements covered thereunder.

3.7         Absence of Certain Changes or Events

Since June 30, 2015 (the “Balance Sheet Date”), except as set forth on the Company SEC Reports, there has not been (i) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (ii) any split, combination or reclassification of any of the Company’s capital stock; (iii) any sale, transfer or disposition of any assets of the Company or any of its Subsidiaries except in the ordinary course of business; (iv) any increase in the rate of wages, salaries, bonuses or other remuneration of the Company employees and material independent contractors; (v) any cancelation or waiver of claims or rights of material value; (vi) any conduct of the Company’s business outside of the ordinary course of its business; (vii) any event, occurrence or development that has or that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; (viii) any incurrence of Liabilities other than (x) Liabilities incurred in the ordinary course of business and (y) Liabilities not required to be reflected in the Financial Statements pursuant to GAAP or required to be disclosed in filings made with the SEC; (ix) any alteration of the Company’s method of accounting or the identity of its independent registered public accounting firm; or (x) any agreement, whether or not in writing, to do any of the foregoing.

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3.8         Compliance

Neither the Company nor any of its Subsidiaries is in default under or in violation of, nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under any Contract, credit facility, debt or other instrument (evidencing a Company debt or otherwise), or other understanding to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. The Company is and has been conducted in compliance with all applicable Laws and Orders, including: (a) all Laws and Orders promulgated by the Federal Trade Commission or any other Governmental or Regulatory Authority; (b) all environmental Laws and Orders; (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker’s compensation, employment and wages, hours and vacations, or pay equity; (d) all Laws and Orders related to the regulation of the Internet; and (e) any provisions of the Health Insurance Portability and Accountability Act of 1996 or any rule or regulation relating thereto. The Company has not been charged with, and, to the knowledge of the Company, has not been threatened with and is not under any investigation with respect to, any charge concerning any violation of any Laws or Orders.

3.9         Permits

The Company and each of its Subsidiaries has all Permits required by any Governmental or Regulatory Authority for the operation of the Company’s and its Subsidiaries’ business and the use of its properties as presently operated or used. All of the Permits are in full force and effect and no action or claim is pending, nor, to the knowledge of the Company, threatened, to revoke or terminate any of such Permits or declare any such Permits invalid in any material respect.

3.10       Privacy and Security

All information or data collected by the Company or any of its Subsidiaries from consumers, or acquired by the Company or any of its Subsidiaries about consumers, including personally identifiable information and aggregate or anonymous information (collectively, “PII”), has been collected, has been and is being used and has been and is being held in compliance with all Laws and Orders of any Governmental or Regulatory Authority. The Company and each of its Subsidiaries has at all times presented a privacy policy (“Privacy Policy”) to consumers prior to the collection of any PII. The Privacy Policy, and any other representations, marketing materials, and advertisements that address privacy issues and the treatment of PII, accurately and completely describe the Company’s or such Subsidiary’s information practices in regard to PII that it collects, maintains, stores, accesses, transfers, processes, uses or discloses (collectively, “Processing”). The Company and each of its Subsidiaries has given all notices, made all disclosures, and obtained all necessary consents related to the Processing of PII required by the Privacy Policy, applicable laws, and Contracts and no such notices, disclosures or consent requests have been inaccurate, misleading or deceptive. Neither the Company nor any of its Subsidiaries has collected any information online from children under the age of 13 without verifiable parental consent or directed any of its websites to children under the age of 13 through which such information could be obtained. The Company and each of its Subsidiaries has stored and maintained PII in a secure manner, using commercially reasonable technical measures, to assure the integrity and security of the data and to prevent loss, alteration, corruption, misuse and unauthorized access to PII. The Company and each of its Subsidiaries destroyed or otherwise rendered irretrievable any records, whether electronic or paper-based, containing PII that the Company or such Subsidiary sought to dispose of in the ordinary course of business. All third party access to PII has been subject to written confidentiality requirements. There has been no unauthorized access to or disclosure of PII. The transfer of PII hereunder complies with all applicable Laws and Orders relating to such transfer and with the Privacy Policy, Contracts and other obligations in regard to PII. Neither the Company nor any of its Subsidiaries has received any claims, notices or complaints regarding its information practices and Processing of PII.

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3.11      Client Relations

No Material Company Client has advised the Company in writing that it (x) is terminating or considering terminating the handling of its business by the Company, as a whole or in respect of any particular project or service; or (y) is planning to reduce its future spending with the Company in any manner that would have the overall effect of materially reducing the Company’s revenues.

3.12      Books and Records

All accounts, books, ledgers and official and other records material to the Company’s business and maintained by the Company of whatsoever kind have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

3.13       Accounts Receivable; Work-in-Process; Accounts Payable

The amount of all work-in-process, Accounts Receivable, unbilled invoices (including, unbilled invoices for services and out-of-pocket expenses) and other debts due or recorded in the records and books of account of the Company or any Subsidiary as being due to the Company or such Subsidiary and reflected on the Financial Statements represent or will represent valid obligations arising from services performed by the Company or such Subsidiary in the ordinary course of business. There has been no material change since the Balance Sheet Date in the amount or aging of the work-in-process, Accounts Receivable or other debts due to the Company or the reserves with respect thereto, or accounts payable of the Company or any Subsidiary, in each case, other than in the ordinary course of business.

3.14       Litigation

There are no claims, suits, actions, judgments, investigations or proceedings pending or, to the Company’s knowledge, threatened in writing against the Company or any of its Subsidiaries, by or before any Governmental or Regulatory Authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or against the Company or any of its Subsidiaries which would reasonably be expected to affect, individually or in the aggregate, the material assets or the business of the Company or any of its Subsidiaries.

3.15       Real Property Holding Corporation

The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder.  The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

3.16       Title to Properties; Encumbrances

The Company and each of its Subsidiaries has good and valid title to, or enforceable leasehold interests in or valid rights under contract to use, all the properties and assets owned or used by the Company or such Subsidiary (personal, tangible and intangible), including (a) all the properties and assets reflected in the Financial Statements, and (b) all the properties and assets purchased or otherwise contracted for by the Company since the Balance Sheet Date, in each case free and clear of all Liens. The property, plant and equipment of the Company and any of its Subsidiaries, whether owned or otherwise contracted for, is in a state of good maintenance and repair and is adequate and suitable in all material respects for the purposes for which they are presently being used.

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3.17       Taxes

There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

3.18       Employment Relations

(a)    Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice; (b) no unfair labor practice complaint against the Company or any Subsidiary is pending before any Governmental or Regulatory Authority; (c) there is no organized labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary; (d) there are no labor unions representing or, to the knowledge of the Company, attempting to represent the employees of the Company or any Subsidiary; (e) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of the Company, no such claim or grievance has been threatened; (f) no collective bargaining agreement is currently being negotiated by the Company or any Subsidiary; (g) neither the Company nor any Subsidiary has experienced any work stoppage or similar organized labor dispute during the last three years; and (h) neither the Company nor any Subsidiary engages any contractors, subcontractors or freelancers who may be construed by the Internal Revenue Service or any other Governmental or Regulatory Authority to be employees of the Company or such Subsidiary. There is no legal action, suit, proceeding or claim pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of its employees, former employees, agents, former agents, job applicants or any association or group of any of employees that would reasonable expected to have, individually or in the aggregate, a Material Adverse Effect.

3.19       Insurance

All of the Company’s insurance policies are in full force and effect and all premiums that have become due have been currently paid. No such policy shall lapse or terminate by reason of the transactions contemplated hereby. The Company has not received any notice of cancellation or non-renewal of any such policy or binder.

3.20       Intellectual Properties

The Company and each of its Subsidiaries owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by the Company or any of its Subsidiaries violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or such Subsidiary has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company and each of its Subsidiaries has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company or any of its Subsidiaries that have not already been fully assigned to the Company or such Subsidiary. Each employee and consultant has assigned to the Company or any of its Subsidiaries all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted.

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3.21       Affiliate Transactions.

(a)            Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements, and (iii) the matters related to Company Options and the Company Stock Plan, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or consultants, or any affiliate thereof.

(b)            The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors; (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

3.22      Brokers’ and Finders’ Fees

The Company has not incurred, nor will it incur, directly or indirectly, any Liability for finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, in any case, for which the Company or any of its subsidiaries will be liable or have any obligations other than fees due to Merriman Capital, Inc.

3.23       Private Placement

Neither the Company, nor any Person acting on the Company’s behalf, has sold or offered to sell or solicited any offer to buy the Shares by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

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3.24       Bad Actor

No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

3.25       Sarbanes-Oxley Act

The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

3.26       Investment Company

The Company (including its Subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

3.27       Exchange Compliance

The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the OTCQB operated by OTC Markets Group, Inc. (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock (including the Shares) from the Principal Market. The Company is in compliance, in all material respects, with all of the presently applicable requirements for continued listing of the Common Stock on the Principal Market. The issuance of the Shares does not require stockholder approval including, without limitation, pursuant to the rules and regulations of the Principal Market.

3.28       Disclosure Controls and Internal Controls.

(a)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.

(b)           The Company intends to improve its system of internal accounting controls so that they will be sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and Liability accountability, (iii) access to assets or incurrence of Liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and Liabilities is compared with the existing assets and Liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in the Company SEC reports, to the Company’s knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiary’s internal controls.

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(c)            Except as described in the Disclosure Materials, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or any of its subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures, or capital resources.

(d)           To the Company’s knowledge, neither the board of directors nor the audit committee has been informed, nor is any director of the Company aware, of any fraud, whether or not material, that involves management or other employees of the Company or any of its subsidiaries who have a significant role in the Company’s or any subsidiary’s internal controls.

3.29       Corporate Controls

Neither the Company nor any of its Subsidiaries, or, to the knowledge of the Company, any officer, authorized agent, employee, consultant or any other Person, while acting on behalf of the Company, has, directly or indirectly: used any Company funds for unlawful contribution, gift or other expense relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; or made any false or fictitious entry on its books or records; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any Person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained. The Company has not participated in any illegal boycott or other similar illegal practices affecting any of its actual or potential customers.

3.30       Forward-Looking Information

No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the Company SEC Reports, or made available to the public generally since June 30, 2015 has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.31       Manipulation; Disclosure of Information

The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares. With the exception of the proposed sale of Shares as contemplated herein (as to which the Company makes no representation), neither it nor any other person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Investor regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company as follows:

4.1         No Registration

The Investor understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2         Investment Intent

The Investor is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares.

4.3         Investment Experience

The Investor has substantial experience in evaluating and investing in private placement transactions of securities and acknowledges that the Investor can protect its own interests. The Investor has such knowledge and experience in financial and business matters so that the Investor is capable of evaluating the merits and risks of its investment in the Company.

4.4         Speculative Nature of Investment

The Investor understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

4.5         Access to Data

The Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, the exhibits and schedules attached hereto and the transactions contemplated hereby, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Shares and has reviewed the Company SEC Reports filed prior to the date of this Agreement, including the disclosures in the “Risk Factors”, “Quantitative and Qualitative Disclosure about Market Risk” and “Cautionary Note Regarding Forward Looking Statements” sections of such Company SEC Reports, as well as all other cautionary disclosure about forward-looking statements in such Company SEC Reports.

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4.6         Accredited Investor

The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act. Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

4.7         Rule 144

The Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

4.8         Authorization

(a)           The Investor has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement has been taken or will be taken prior to the Closing.

(b)           This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) as limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and any other laws of general application affecting or relating to enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)           No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement by the Investor or the performance of the Investor’s obligations hereunder or thereunder.

4.9         Brokers or Finders

The Investor has not engaged any brokers, finders or agents, and the Company has not and will not incur, directly or indirectly, as a result of any action taken by the Investor, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.10       Tax Advisors

The Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax Liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.11       General Solicitation

The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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4.12       Short Sales and Confidentiality

Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales (defined below), of the securities of the Company during the period commencing from the time that such Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof. Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

SECTION 5

ADDITIONAL COVENANTS

5.1         Restrictive Legends

Each certificate representing the Shares shall be stamped or otherwise imprinted with the following or similar legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT TO WHICH THE ORIGINAL HOLDER OF THESE SHARES WAS A PARTY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

The Investor consents to the making of a notation by the Company on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

5.2         Reporting Status

The Company agrees to use its commercially reasonable efforts to file with the SEC, in a timely manner all reports and other documents required of the Company under the Exchange Act. The Company will take such actions as an Investor may reasonably request, to the extent required from time to time to enable such Investor to sell the Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

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5.3         Quotation

The Company will use commercially reasonable efforts to maintain the quotation of its Common Stock, including the Shares, on the Principal Market, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchanges, if and as applicable.

5.4         Adjustments in Share Numbers and Prices

In the event of any stock split, subdivision, dividend, or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or price per share shall be amended appropriately to account for such event.

5.5         Non-Public Information

The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any purchaser or investor or its agents or counsel with any information that the Company believes constitutes material nonpublic information, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such agents or counsel with the opportunity to accept or refuse to accept such material nonpublic information for review and any purchaser or investor wishing to obtain such information shall have executed a written agreement regarding the confidentiality and use of such information. Furthermore, if the Company has disclosed any material nonpublic information to the Investor, the Investor has no duty to keep such information confidential following the public announcement of this transaction.

SECTION 6

CONDITIONS TO INVESTOR’S OBLIGATIONS TO CLOSE

The Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the Investor:

6.1         Representations and Warranties

The representations and warranties made by the Company in SECTION 3 shall be true and correct in all material respects as of the date of the Effective Date.

6.2         Covenants

The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing in all material respects.

6.3         Qualifications

All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, except for such as may be properly filed subsequent to Closing, shall be obtained and effective as of the Closing.

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6.4         Closing Deliverables

The Company shall have delivered to counsel to the Investor the following:

(a)           a duly executed copy of this Agreement.

(b)           a duly executed copy of the Amended and Restated Co-Marketing Agreement, dated as of the date hereof, by and between the Company and Grey Healthcare Group Inc., a New York corporation (the “Co-Marketing Agreement”).

(c)           a duly executed copy of the Investor’s Rights Agreement.

(d)           a certificate executed by the Chief Executive Officer, President or Chief Financial Officer of the Company on behalf of the Company, in substantially the form attached hereto as Exhibit B, certifying the satisfaction of the conditions to closing listed in Sections 6.1 and 6.2.

(e)           a certificate of the Secretary of State of the State of Nevada and other jurisdictions in which the Company is qualified to do business, dated as of a date within ten (10) business days of the date of the Closing, with respect to the good standing of the Company.

(f)            a duly executed copy of a FIRPTA certificate in form and substance satisfactory to the Investor.

(g)           a duly executed copy of an indemnification agreement between the Company and the board member designated by the Investor in form and substance reasonably satisfactory to such board member.

(h)           a certificate of the Company executed by the Company’s Secretary, in substantially the form attached hereto as Exhibit C, attesting and certifying to the truth and correctness of (1) the Amended and Restated Certificate of Incorporation of the Company, (2) the Amended and Restated Bylaws of the Company and (3) the board resolutions adopted in connection with the transactions contemplated by this Agreement (including the acceptance of the resignation of one board member and the appointment of the Investor’s designated director to the board of directors of the Company).

(i)            an opinion from the Doney Law Firm, counsel to the Company, dated as of the Closing, in substantially the form attached hereto as Exhibit D.

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SECTION 7

CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE

The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment on or before such Closing of the following conditions, unless waived by the Company:

7.1         Representations and Warranties

The representations and warranties made by the Investor in such Closing in SECTION 4 shall be true and correct in all material respects as of the Effective Date.

7.2         Covenants

The Investor shall have performed or complied with all covenants, agreements and conditions contained in the Agreement to be performed or complied with by the Investor on or prior to the date of such Closing in all material respects.

7.3         Compliance with Securities Laws

The Company shall be satisfied that the offer and sale of the Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

7.4         Qualifications

All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, except for such as may be properly filed subsequent to Closing, shall be obtained and effective as of the Closing.

7.5         Closing Deliverables

The Investor shall have delivered to counsel to the Company the following:

(a)           a duly executed copy of this Agreement.

(b)           a duly executed copy of the Co-Marketing Agreement.

(c)           a duly executed copy of the Investor Rights Agreement.

(d)           The Purchase Price by wire transfer of immediately available funds to the account specified by the Company.

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SECTION 8

MISCELLANEOUS

8.1         Amendment

Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.

8.2         Notices

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand, messenger or courier service addressed:

(a)           if to the Investor, to the attention of Chief Financial Officer, c/o WPP Group USA, Inc., at 100 Park Avenue, 4th Floor, New York, New York 10017, Facsimile Number: (212) 632-2222, or at such other current address or facsimile number as the Investor shall have furnished to the Company, with a copy (which shall not constitute notice) to Curt C. Myers, Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019, Facsimile Number (212) 468-4888; or

(b)           if to the Company, to the attention of the Chief Executive Officer of the Company at 400 Water Street, Suite 200, Rochester, Michigan 48307, Facsimile Number: (248) 453-5529 or at such other current address or facsimile number as the Company shall have furnished to the Investor, with copies (which shall not constitute notice) to (1) the Company’s Chief Legal Officer at 400 Water Street, Suite 200, Rochester, Michigan 48307, Facsimile Number: (248) 453-5529 or at such other current address or facsimile number as the Company shall have furnished to the Investor; and (2) Scott Doney, The Doney Law Firm, 4955 S. Durango Dr. Ste. 165, Las Vegas, NV 89113, Facsimile Number:

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day, in either case with a copy of such notice or other communication sent by hand, messenger, courier service or registered or certified mail within three (3) business days.

8.3         Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement will be governed in all respects, including validity, interpretation, and effect by the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of or in connection with this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 8.2 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement.

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8.4         Expenses

The Company and the Investor shall each pay the fees and expenses of their own respective counsel, advisers, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8.5         Disclosure

This Agreement and its terms shall be held in strict confidentiality by each party, and neither the Company nor the Investor (including, without limitation, employees, advisors, representatives, affiliates or agents of either party) shall disclose or reveal in any way this Agreement or any of the terms hereof to any third party without the prior written consent of the other party. Notwithstanding the foregoing and based on consultation with inside or outside legal counsel, either party or its affiliates may disclose information concerning this Agreement as required by the rules, orders or regulations of a government or governmental agency (including, without limitation, any rule, regulation or policy of the SEC or any national securities exchange, market or automated quotation system on which such party’s securities are listed or quoted). Prior to any such disclosure however, either party will promptly notify the other party of the scope of and basis for such disclosure. In the event that either party determines that this Agreement or a portion thereof is required to be filed with the SEC, such party will, if requested by the other party, use commercially reasonable efforts to obtain confidential treatment for the portions of this Agreement for which the other party requested such confidential treatment. Notwithstanding the foregoing, the Company and the Investor intend to issue a press release on or shortly after the date of the Closing in a form mutually acceptable to both the Company and the Investor.

8.6         Survival

The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for two (2) years from the Effective Date.

8.7         Successors and Assigns

This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

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8.8         Entire Agreement

This Agreement and that certain Letter Agreement by and between the Company and the Investor dated June 23, 2015 (the “Confidentiality Agreement”), together with all schedules, exhibits, annexes hereto and thereto and the Disclosure Letter, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

8.9         Delays or Omissions

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.10       Severability

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.11       Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.12       Telecopy Execution and Delivery

A facsimile, .pdf or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, .pdf or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

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8.13       Further Assurances

Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

8.14       Attorney’s Fees

In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(signature page follows)

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The parties are signing this Stock Purchase Agreement as of the date stated in the introductory clause.

COMPANY:

OPTIMIZERX CORPORATION

By:
Name:	David Harrell
Title:	Chief Executive Officer

(Signature page to the Stock Purchase Agreement)

The parties are signing this Stock Purchase Agreement as of the date stated in the introductory clause.

INVESTOR:

WPP LUXEMBOURG GAMMA THREE SARL

By:
Name:
Title:

Schedule A

When used in this Agreement, each of the terms and words set forth below shall have the meanings given below.

“Accounts Receivables” shall mean all accounts receivable and all notes, bonds and other evidences of indebtedness and rights to receive payments arising out of sales and services rendered, including any rights of the Company with respect to any third party collection procedures or any other actions or proceedings which have been commenced in connection therewith, together with the proceeds in respect of any of the foregoing

“affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such specified Person.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Contract” shall mean any written or oral contract, agreement, note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, lease or other instrument, commitment or obligation of any kind.

“control” of a Person shall mean the power, whether direct or indirect, to direct or cause the direction of the management and policies of such Person whether through the ownership of Equity Interests, by Contract or agreement or otherwise.

“Equity Interests” shall mean, with respect to any Person, any capital stock or other equity interests issued by such Person (including membership interests, partnership interests or other ownership or proprietary interests or the right to share in the earnings of such Person), and includes any options, warrants or other securities or rights issued by such Person that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests of such Person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental or Regulatory Authority” shall mean any (a) court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States (or any possession thereof), any foreign country or any domestic or foreign state, county, city or other political subdivision of any kind; or (b) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

“knowledge” means, with respect to any Person, (a) the actual knowledge of such Person (including the actual knowledge of the officers and directors of such Person if an entity); and (b) the knowledge which reasonably would have been acquired by such Person after making due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including such inquiry of those key employees and consultants of such Person who could be reasonably be expected to have actual knowledge of the matters in question.

“Laws” means all statutes, laws, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

“Liabilities” means any claims, liabilities, obligations, debts, commitments or responsibilities of any kind or nature whatsoever, whether known or unknown, accrued or unaccrued, absolute or contingent, determined or undetermined, asserted or unasserted, direct or indirect and whether due or to become due.

“Liens” means any security interest, lien, pledge, claim, charge, escrow, encumbrance, Option, right of first offer, right of first refusal, pre-emptive right, mortgage, indenture, security agreement or other restriction or rights of third parties of any kind or character.

“Material Adverse Effect” shall mean a material adverse effect on the financial position, stockholders’ equity, results of operation, business or properties of the Company and its subsidiaries on a consolidated basis.

“Material Company Clients” shall mean the twenty largest clients of the Company (measured by fees generated) as at August 31, 2015.

“Orders” means any judgment, decree, order, writ or injunction issued by any Governmental or Regulatory Authority.

“Options” shall mean any options, warrants, rights, calls, commitments, conversion rights, rights of exchange rights of first offer or first refusal, plans or other commitments, agreements or arrangements of any kind.

“Person” shall mean and include an individual, a company, a joint venture, a corporation, a limited liability company, a partnership, a limited liability partnership, a trust, an unincorporated organization or other entity of any kind or character or a Governmental or Regulatory Authority.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” shall mean, with respect to any Person, an entity in which such Person holds Equity Interests, directly or indirectly, such that either (a) such Person holds at least a majority by voting power of the Equity Interests of such entity.

Rules of Construction; Interpretation

The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the Annexes, Schedules and Exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to Sections, Annexes, Schedules and Exhibits mean the Sections of this Agreement and the Annexes, Schedules and Exhibits attached to this Agreement, except where otherwise stated. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Any matter set forth on a Schedule to this Agreement shall be deemed to be set forth on all other Schedules to this Agreement solely to the extent that such other Schedules contain a specific cross-reference indicating the relevancy of such matter to such other Schedules. In the event of any discrepancy between the matters contained in this Agreement and the matters set forth in any Schedule hereto, the provisions of this Agreement shall govern.